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                                                                   Exhibit 10.14


                            SHARE PURCHASE AGREEMENT


                                    between


                            PARADIGM GEOPHYSICAL LTD.


                                       and


                        JERUSALEM VENTURE PARTNERS L.P.
                    JERUSALEM VENTURE PARTNERS (ISRAEL) L.P.



                           Dated as of March 12, 1999
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                            SHARE PURCHASE AGREEMENT


                  SHARE PURCHASE AGREEMENT (the "Agreement") dated as of March 12, 1999 by and between Paradigm Geophysical Ltd., an Israeli corporation (the "Company"), and Jerusalem Venture Partners L.P, a United States partnership and Jerusalem Venture Partners (Israel) L.P., an Israeli limited liability partnership (jointly and severally the "Purchaser").


                                R E C I T A L S:

                  WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to sell to the Purchaser, the number of Ordinary Shares (NIS 0.5 par value) of the Company (the "Ordinary Shares") as is set forth in
Section 1.1 below, on the terms and subject to the conditions set forth herein;




                               A G R E E M E N T:

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, and in order to set forth the terms and conditions of the transactions described herein and the mode of carrying the same into effect, the parties hereby agree as follows:


                                    ARTICLE I

                                THE TRANSACTIONS

                  1.1      Purchase and Sale.

                           (a) Subject to the terms and conditions of this
Agreement, Purchaser agrees to purchase from the Company and the Company agrees to sell to Purchaser at the Closing (as defined below) 877,193 Ordinary Shares of NIS 0.5 nominal value NIS 0.5 each of the Company (the "Shares") in consideration for an aggregate purchase price of $5,000,000.


                  1.2      Payment of Purchase Price.

                           (a) Payment by Purchaser of the aggregate purchase
price for the Shares shall be made in cash via wire transfer of immediately available funds to a bank account designated by the Company on the Closing Date (as defined below). At the Closing, the Company shall deliver to Purchaser the documents specified in Section 5.3 below.

                  1.3      The Closing.


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                           Subject to the fulfillment of the conditions
precedent specified in Article V hereof (any or all of which may be waived in writing by the respective parties whose performance is conditioned upon satisfaction of such conditions precedent), the purchase and sale of the Shares shall be consummated at a closing (the "Closing") to be held at the offices of Efrati, Galili & Co., 6 Wissotsky Street, Tel Aviv, Israel, on April 15, 1999 at 10:00 am, Israeli time, or as soon as practicable thereafter following the satisfaction or waiver of all relevant conditions precedent specified in Article V hereof, or at such other place and time as the Company and Purchaser shall mutually agree after the satisfaction or waiver of all conditions precedent specified in Article V hereof (the date on which the Closing occurs being herein referred to as the "Closing Date").

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

                  Purchaser represents and warrants to the Company, as to all matters relevant thereto, as follows:

                  2.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

                  2.2 Authority. Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement contemplated hereby, to carry out its obligations hereunder and to consummate the transactions contemplated on its part hereby. The execution, delivery and performance by Purchaser of this Agreement and each other agreement contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser, and no other action on the part of Purchaser is necessary to authorize the execution and delivery of this Agreement and each other agreement contemplated hereby by Purchaser or the performance by Purchaser of its obligations hereunder. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding agreement of Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
                  2.3 No Violation. The execution and delivery of this Agreement and the Registration Rights Agreement (as defined below) by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby will not
(a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Purchaser, (b) require the consent, waiver, approval, license or authorization of or any filing by Purchaser with any person or governmental authority, except for filings to be made in connection with or in compliance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Regulation D as promulgated under the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), to the extent applicable, or (c) violate, result (with or without notice or the passage of time, or both) in a material breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a material default under, any of the terms or provisions of any charter or bylaw, partnership agreement, indenture, mortgage, agreement, contract, order, judgment, ordinance, regulation or decree to which Purchaser is subject or by which Purchaser is bound.


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                  2.4 Securities Act Representation. Purchaser is an "accredited investor" as defined in Rule 501 promulgated as part of Regulation D under the Securities Act. Purchaser is not acquiring the Shares with a view to a distribution or resale of any of such securities in violation of any applicable securities laws.

                  2.5 Purchase for Investment. This Agreement is concluded with the Purchaser in reliance upon the Purchaser's representation to the Company that the Shares to be issued to the Purchaser will be acquired for investment for the Purchaser's own account, and not with a view to the sale or distribution of any part thereof.

                  2.6 Status of Purchaser. Purchaser is purchasing the Shares for its own account and not with the intention of effecting an offering of the Shares to the public. Purchase is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities such as the Shares. Subject to the Company's representations made in this Agreement being correct, Purchaser has requested from the Company all information it would deem relevant in making a decision to execute this Agreement and to purchase the Shares.

                  2.7 Legends. Purchaser agrees that the certificates representing the Shares purchased hereunder shall bear the legend set forth below:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BESOLD, ASSIGNED, TRANSFERRED OR PLEDGED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW COVERING SUCH SECURITIES OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO THE CORPORATION INDICATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR PLEDGE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW."


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

                  The Company represents and warrants to the Purchaser as follows:


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                  3.1 Corporate Organization. Each of the Company and its
subsidiaries, as listed on Schedule 3.1, which indicates their respective jurisdictions of organization (the "Subsidiaries"), is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization with all requisite corporate power and authority to lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which it currently carries on business, except where the failure to be so qualified or licensed or be in good standing would not reasonably be expected, individually or in the aggregate, to have, a material and adverse effect upon the operations, financial condition or results of operations of the Company and its Subsidiaries considered as a whole (a "Material Adverse Effect"). . .

                  3.2 Share Capital. The authorized share capital of the Company consists in its entirety of 18,000,000 Ordinary Shares, of which, as of the date hereof, 10,514,484 are issued and outstanding and 2,000,000 Special Preferred Shares, none of which are issued and outstanding. In addition, (a) an aggregate of 2,300,000 Ordinary Shares are reserved for issuance pursuant to the Company's 1994 Stock Option Plan for key employees, the May 1994 Stock Option Plan, the 1994 General Stock Option Plan, the 1997 Stock Option Plan for Qualifying Israel Employees, the 1997 Executive Stock Option Plan and the 1997 Stock Option Plan for U.S. Employees (collectively, the "1994 and 1997 Stock Option Plans"), of which options to purchase 1,592,616 Ordinary Shares were outstanding as of the date hereof; and (b) 1,199,908 Ordinary Shares are reserved for issuance in connection with the exercise of certain outstanding warrants. All of the above outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable, are not subject to preemptive rights, and are owned by the Company's shareholders free and clear of any liens, encumbrances, security interests, adverse claims or equities or rights in favor of another ("Encumbrances") imposed or created by the Company. Except as set forth in
Schedule 3.2, none of the outstanding capital shares of the Company are subject to any co-sale right, registration right, right of first refusal or other similar right to purchase any shares pursuant to any agreement to which the Company is a party or otherwise imposed or created by the Company or imposed by Israeli law. Other than as described above, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any capital shares of the Company or any security convertible into or exchangeable for share capital of the Company. All shares to be issued upon the exercise of outstanding warrants or options or upon the conversion of any security shall be, when issued or sold in accordance with the terms of the applicable agreements, validly issued, fully paid and non-assessable.

                  3.3 Share Capital of Subsidiaries. All the issued share capital and other equity securities of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, with no personal liability attaching thereto solely by virtue of the ownership thereof and are legally and beneficially owned by the Company directly, or indirectly through one of its other Subsidiaries, free and clear of all Encumbrances, and there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any capital shares or other equity securities of any Subsidiary of the Company or any security convertible or exchangeable or exercisable for capital shares or other equity securities of any Subsidiary of the Company; except for the capital shares or other equity securities of each Subsidiary of the Company owned by the Company directly, or indirectly through one of its other Subsidiaries, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital shares of any corporation or has or owns any equity securities in any firm, partnership, joint venture or other entity. Except for Paradigm Geophysical Corp., no Subsidiary of the Company is a Significant Subsidiary, as such term is defined in


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Rule 405 of the rules and regulations of the Securities and Exchange Commission
(the "Commission") under the Securities Act.

                  3.4 Newly Issued Shares. The Shares to be sold and issued by the Company to the Purchaser in accordance with the terms of this Agreement have been duly authorized and, when issued as contemplated hereby, will be validly issued, fully paid and non-assessable, and no other person has any preemptive right, option, warrant, subscription agreement or other right with respect to such Shares. Upon the issuance of the Shares, the Purchaser will acquire good and marketable title to the shares free and clear of any and all Encumbrances, except such Encumbrances as may be created pursuant to this Agreement or by Purchaser.

                  3.5 Authority; Enforcement. The Company has full corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement, the Amendment to 1997 Warrants, the Amendment to 1996 Purchase Agreement, the Amendment to 1995 Purchase Agreement, the Amendment to 1994 Warrants, and each other agreement contemplated hereby (collectively the "Agreements"), to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated on its part hereby and thereby. The execution, delivery and performance by the Company of the Agreements and the consummation of the transactions contemplated on its part hereby and thereby have been duly authorized by the Board, and no other corporate proceedings on the part of the Company to the Company's issuance of the Shares to be issued pursuant to this Agreement and to the Company's entering into the Agreements are necessary to authorize the execution and delivery of the Agreements by the Company or the performance by the Company of its obligations thereunder. The Agreements have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company and each party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.6 No Violation. The execution and delivery by the Company of the Agreements, the performance by the Company of its obligations thereunder and the consummation by it of the transactions contemplated thereby will not (a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Company or any of its Subsidiaries, or (b) require the consent, waiver, approval, license or authorization of or any filing by thCompany with any person or governmental authority, except for filings to be made or consents to be obtained in connection with or in compliance with the provisions of the Exchange Act, Regulation D as promulgated under the Securities Act, applicable state securities laws, the Chief Scientist of the Israeli Ministry of Industry and Commerce, the Investment Center, Bank Hapoalim B.M. and the Bank for Industrial Development in Israel Ltd. and (with respect to registration rights to be granted to Purchaser under the Registration Rights Agreement) certain existing shareholders and warrantholders of the Company who have registration rights as specified in Section 5.3, or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter, articles of association, or bylaw, partnership agreement, indenture, mortgage, agreement, contract, order, judgment, ordinance, regulation or decree to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound, except for any of the foregoing matters which would not have, individually or in the aggregate, a Material Adverse Effect.


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                  3.7 Brokers. The Company has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement.

                  3.8 Foreign Private Issuer. The Company is a "foreign private issuer," as defined in Rule 3b-4 of the Exchange Act.

                  3.9 Commission Reports. Since its initial public offering in June 1998, the Company has filed with the Commission all reports, filings, proxy materials and registration statements required to be filed by it as a foreign private issuer listed on the Nasdaq National Market pursuant to the federal securities laws and has made all other filings with the Commission required to be made where the failure to have made such filing has or is expected by the Company to have a Material Adverse Effect on the Company (collectively and together with the Company's Registration Statement on Form F-1, Commission File No. 333-7926 (the "Registration Statement"), the "Commission Filings"). The Commission Filings did not (as of their respective filing dates, mailing dates or effective dates, as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has fully complied in all material respects with the Israeli Securities Law of 1968 and with the applicable term of any exemption granted thereunder. The Company acknowledges that the Purchaser is relying on the Commission Filings with respect to its purchases of the Shares pursuant to this Agreement.

                  3.10 Litigation. Except as disclosed in Commission Filings prior to the date hereof or in Schedule 3.10, there is no legal action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or the assets of any of them which could have, individually or in the aggregate, a Material Adverse Effect on the Company, or on the Company's ability to perform or observe any obligation or condition under the Agreements. Except as disclosed in Schedule 3.10, there is no basis for a claim or a potential claim affecting the Company or any of its Subsidiaries which could have a Material Adverse Effect.

                  3.11 Disclosure. To the best knowledge of the Company after due inquiry, there is no fact or facts (excluding general economic conditions and prevailing economic conditions generally affecting the oil and gas industry) peculiar to the Company or any of its Subsidiaries which the Company has not disclosed to the Purchaser in writing or in the Commission Filings which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or the ability of the Company to perform the Agreements.

                  3.12 Intellectual Property and Other Tangible Assets.

                           (a) The Company and the Subsidiaries own or have the
right to use, free and clear of all liens, claims and restrictions, all patents, trademarks, service marks, trade names and copyrights, and applications, licenses and rights with respect to the foregoing, and all trade secrets including know-how, inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively, "Intellectual Property") used and sufficient for use in the conduct of its business as now conducted and/or as presently proposed to be conducted without infringing upon or violating, in any material respect, any right, lien, or claim of others, including without limitation former employees and former employers of its past and present employees.


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                           (b) Any and all Intellectual Property of any kind,
relating to the business of the Company, currently being developed by any employee of the Company or any Subsidiary while in the employ of the Company or such Subsidiary, shall be the property solely of the Company or such Subsidiary. The Company and the Subsidiaries have taken security measures to protect the secrecy, confidentiality and value of all the Intellectual Property, which measures are reasonable and customary in the industry in which the Company operates. Each of the Company's and the Subsidiaries' employees and other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed the Intellectual Property, or who has a knowledge of or access to information about the Intellectual Property, have entered into a written agreement with the Company or such Subsidiary, in form and substance satisfactory to the Company's management and reasonable and customary in the industry in which the Company operates (the "Proprietary Information Agreement") regarding ownership and treatment of the Intellectual Property.

                           (c) Neither the Company nor any Subsidiary has
received any communications alleging that the Company or any Subsidiary has violated or by conducting its business as proposed, would violate, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. None of the Company's or any Subsidiary's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's or any Subsidiaries' business as conducted and proposed to be conducted. Neither the execution nor delivery of the Agreement, nor the carrying on of the Company or such Subsidiary, nor the conduct of the Company's or any Subsidiaries' business as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under any contract, covenant or instrument under which any of such employees is now obligated. It is not, and will not become, necessary to utilize any inventions of any of the Company's or any Subsidiary's employees (or people the Company or any Subsidiary currently intends to hire) made prior to their employment by the Company or such Subsidiary other than those that have been assigned to the Company pursuant to the Proprietary Information Agreement signed by such employee.

                  3.13 Industrial Company. The Company is qualified as an "Industrial Company" within the definition of the Law for the Encouragement of Industry (Taxes), 1969., and has obtained a certificate of the Company's auditors certifying such qualification, a copy of which is attached to this Agreement as Schedule 3.13. According to the Company's best knowledge, information and belief, there is no reason for disqualifying the Company from being an Industrial Company, nor would such reason arise through the conduct and performance of the Company's business and operations in accordance with its plans and projections.

                  3.14 Compliance with Laws. Each of the Company and its Subsidiaries is in compliance with all laws, ordinances, regulations, and orders applicable to it, the failure to comply with which would have, individually or in the aggregate, a Material Adverse Effect, including without limitation, the provisions of the Law for Encouragement of Capital Investments, 1959, applicable to the Company and the terms of any "Approval Letter" issued to the Company thereunder and its extensions, amendments and supplements, if any. Except as set forth on Schedule 3.14, the Company and its Subsidiaries have such licenses, franchises, permits and other approvals or authorizations from governmental regulatory authorities ("Permits") as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner now being conducted and as described in the Registration Statement; and the Company


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and its Subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits, except where the failure to hold such Permits or perform such obligations would not have a Material Adverse Effect. Except as set forth on Schedule 3.14 or otherwise in this Agreement, (a) there are no citations, fines or penalties heretofore asserted against the Company or its Subsidiaries under any federal, state or local law or regulation which remain unpaid or which otherwise bind any assets material to the Company and its Subsidiaries, and (b) the Company or any of its Subsidiaries has not received any unresolved notice from any federal, state or local governmental authority with respect to any violation of any federal, state or local law or regulation which, if resolved against the Company or any of its Subsidiaries, would have, individually or in the aggregate, a Material Adverse Effect.

                  3.15 Insurance. The Company and its Subsidiaries have in full force insurance coverage of their respective properties, assets and business (including casualty, general liability, products liability and business interruption insurance) that is (i) no less protective in any material respect than the insurance the Company and its Subsidiaries have carried in accordance with their past practices or (ii) prudent given the nature of the business of the Company and its Subsidiaries and the prevailing practice among companies similarly situated.

                  3.16 Foreign Corrupt Practices Act. The activities of each of the Company and its Subsidiaries and its officers, directors and employees have complied, and the operations of each of the Company and its Subsidiaries and the activities of the officers, directors and employees of each of the Company and its Subsidiaries have complied, with all applicable laws governing corrupt or illicit business practices, including, without limitation, laws dealing with improper or illegal payments, gifts or gratuities and/or the payment of money or anything of value directly or indirectly to any person (whether a government official or private individual) for the purpose of illegally or improperly inducing any person or government official, or political party or official thereof, or any candidate for any such position, in making any decision or improperly assisting any person in obtaining or retaining business or taking any other action favorable to such person, and/or dealing with business practices in relation to foreign investments (including, by way of example, if applicable, the U.S. Foreign Corrupt Practices Act).

                  3.17 Foreign Currency Hedging Transactions. Neither the Company nor any of its Subsidiaries has entered into any foreign currency hedging arrangement.

                  3.18 Contracts. Except as set forth on Schedule 3.18, all contracts that are material to the Company and its Subsidiaries and to which the Company or any of its Subsidiaries is a party ("Material Contracts") which are required to have been filed as exhibits to the Registration Statement, have been so filed. All Material Contracts constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof. There is not, with respect to the Material Contracts, any existing default, or event of default by the Company or its Subsidiaries or any other party, or event which with or without due notice or lapse of time or both would constitute a default or event of default on the part of the Company or its Subsidiaries, except such defaults or events of default on the part of the Company or its Subsidiaries, or any other party and other events which would not have, individually or in the aggregate, a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of any Material Contract or other indenture, mortgage, deed of trust, bank loan or credit agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or


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
their respective properties is bound or may be affected, which defaults would have, individually or in the aggregate, a Material Adverse Effect.

                  3.19 Financial Statements. The Company has heretofore delivered to Purchaser (i) a balance sheet of the Company and its Subsidiaries as at December 31, 1997 and December 31, 1996, and statements of operations, cash flow and stockholders' equity for each of the fiscal years then ended, audited by the Company's independent public accountants, and (ii) an unaudited balance sheet of the Company and its Subsidiaries as at the fiscal year ended December 31,1998 and unaudited statements of operations, cash flow and stockholder's equity for the three months and fiscal year then ended, each without footnotes. Such balance sheets of the Company and its Subsidiaries and the footnotes thereto present fairly the financial position of the Company and its Subsidiaries as at the respective dates thereof, and such statements of operations, cash flow and stockholders' equity of the Company and the footnotes thereto present fairly in all material respects the results of operations, cash flow and stockholders' equity of the Company for the periods therein referred to, all in accordance with United States generally accepted accounting principles consistently applied.

                  3.20 No Undisclosed Liabilities. The Company and its Subsidiaries have no material liabilities which are not reflected or reserved against in the balance sheets specified in Section 3.19 above, except for liabilities incurred in the ordinary course of business and immaterial in amount consistent with past practice.

                  3.21 Listing of Ordinary Shares. The outstanding Ordinary Shares are listed on the Nasdaq National Market, and the Company's listing agreement with respect thereto is in full force and effect. No action has been taken or threatened by Nasdaq with respect to the delisting or suspension from trading of the Ordinary Shares.

                  3.22 Taxes. The Company and each of its Subsidiaries has timely filed all nectax returns and notices, and has paid all federal, state, county, local and foreign taxes of any nature whatsoever to the extent such taxes have become due (including, without limitation, all tax returns required under the laws of the State of Israel). The Company has no knowledge, or any reasonable grounds to know, of any tax deficiencies which might be assessed against the Company which, if so assessed, may have a Material Adverse Effect; the Company and each of its Subsidiaries has paid all taxes which have become due, whether pursuant to any assessments or otherwise, and there is no further liability (whether or not disclosed on such returns) or assessments for any such taxes, and no interest or penalties accrued or accruing with respect thereto, except as may be set forth or adequately reserved for in the Company's financial statements , copies of which have been delivered to Purchaser. The Company has been informed that the Israeli income tax authorities intend to audit its tax returns for the years 1993 to 1997 (inclusive).

                  3.23 Certain Relationships. Except as set forth on Schedule 3.23, no material relationship, direct or indirect, exists between or among the Company or its Subsidiaries on the one hand and the directors, officers, shareholders, customers or suppliers of the Company or its Subsidiaries on the other hand, other than those described in the Registration Statement, including without limitation items required to be disclosed under Item 13 of Form 20-F of the rules and regulations of the Securities and Exchange Commission under the Securities Act if the Company were to file a Form 20-F as of the date hereof.

                  3.24 HSR Act. The transactions contemplated by the Purchase Agreement are exempt from the requirements of the HSR Act because, for each of the fiscal years ended


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December 31, 1997 and December 31, 1998, (i) the aggregate book value of the
Company's assets located in the U.S. (other than investment assets, voting or nonvoting securities of another person, and assets included pursuant to
Section 801.40(c)(2) of the HSR Act) was less than $15 million, and (ii) the Company's aggregate sales in or into the U.S. were less than $25 million. For purposes of this Section 3.27, the "Company" shall include all entities "controlled" by the Company, directly or indirectly, within the meaning of such term as defined in Section 801.1(b) of the HSR Act.


                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

                  4.1 Independent Board Member. The Company undertakes to make its best efforts to ensure that as long as the Purchaser holds more than three and a half percent (3.5%) of the issued and outstanding shares of the Company, at least one of two members of the Board of Directors of the Company who will be individuals who have expertise in the field of operation of the Company, and who are not employees of the Company, and who have no material economic connection to any shareholder of the Company, will be nominated for election by agreement between the Company and the Purchaser. As long as the Purchaser holds more than three and a half percent (3.5%) of the issued and outstanding shares of the Company, the Company will recommend to the annual general meeting of shareholders of the Company to elect Mr. Erel Margalit to the Board of Directors of the Company.

                  4.2 Best Efforts. Upon the terms and subject to the conditions herein provided, each of Purchaser and the Company agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and each other agreement contemplated hereby including to fulfill all conditions on its part to be fulfilled under this Agreement and each other agreement contemplated hereby. In case at any time after the Closing Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and each other agreement contemplated hereby. No party hereto will take any action for the purpose of delaying impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing. Each party hereto shall give prompt notice to all other parties of any material failure of such party, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and such party shall use all reasonable efforts to remedy such failure.

                  4.3 Financial Statements. The Company covenants and agrees to furnish to the Purchaser as long as the Purchaser holds at least three and a half percent (3.5%) of the issued and outstanding share capital of the Company, all annual and quarterly financial statements and reports filed or required to be filed with the Commission.



                  4.4 Indemnification.

                           (a) Each party (the "Indemnifying Party") shall
indemnify, defend and hold harmless, from and after the Closing Date, the other party and each of its affiliates, officers, directors, employees, members, agents, successors, transferees and assigns (each of the foregoing, an "Indemnified Party") from and against all liabilities, losses, damages, claims, costs, interest, judgments, fines, amounts paid in settlement and expenses (including without limitation reasonable attorney's fees, whether incurred in connection with a claim for indemnification hereunder or in connection with any third party claim) (collectively, "Losses") incurred by any of them based upon, resulting from or arising out of (i) the breach of any representation or warranty of the Indemnifying Party contained in this Agreement or any other agreement contemplated by this Agreement or (ii) the breach of any covenant or agreement of the Indemnifying Party contained in this Agreement or any other agreement contemplated by this Agreement. No claim may be asserted nor may any action be commenced against the Indemnifying Party, unless prompt written notice of such claim or action is received by the Indemnifying Party describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action; provided that the failure of the Indemnified Party to give the Indemnifying Party prompt notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is prejudiced thereby; provided that (i) the amount to be indemnified under this Section 4.4 shall be limited to the purchase price paid by the Purchaser for the Shares and (ii) the Company's indemnification obligations hereunder relating to any breach of Sections 3.10, 3.12, 3.14, 3.15, 3.16, 3.17, 3.18, 3.19, 3.20, or 3.23 shall terminate on the 180th day after the Company has filed with the Commission a Form 20-F containing audited financial statements for the Company for the fiscal year ended December 31, 1999.

                           (b) The Indemnified Party shall give the Indemnifying
Party under this Section 4.7, prompt written notice (the "Indemnification Claim Notice") of any claim, assertion, event or proceeding by or in respect of a third party, of which such Indemnified Party has knowledge concerning any Loss as to which such Indemnified Party may request indemnification hereunder; provided that failure of the Indemnified Party to give the Indemnifying Party prompt notice as provided herein shall not relieve the Indemnifying Party of any of his, her or its obligations hereunder except to the extent that the Indemnifying Party is prejudiced thereby. The Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party. The Indemnified Party shall, upon reasonable notice, provide the Indemnifying Party with access to his, her or its records and personnel relating to any such claim, assertion, event, proceeding or matter during nobusiness hours and shall otherwise cooperate with the Indemnifying Party in the defense settlement, or resolution thereof, and the Indemnifying Party shall reimburse the Indemnified Party for all his, her or its reasonable out-of-pocket expenses in connection therewith. The Indemnifying Party shall not pay, or permit to be paid, any part of any claim, or demand arising from such asserted liability unless the Indemnified Party consents in writing (which consent shall not be unreasonably withheld) to such payment or unless the Indemnifying Party withdraws from or fails to maintain the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of the Indemnifying Party is entered against the Indemnified Party for such liability. No settlement in respect of any third party claim may be effected by the Indemnifying Party without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld) unless the settlement involves a full and unconditional release of the Indemnified Party. If the Indemnifying Party shall fail to undertake or maintain any such defense within thirty (30) days of receipt of the Indemnification Claim Notice, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Party's expense. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 4.4 it may conduct such defense as it reasonably deems appropriate (without regard to the availability of indemnification hereunder), and the Indemnifying Party shall be responsible for and pay all costs and expenses of such defense, including its compromise or settlement.

                           (c) The amounts for which an Indemnifying Party shall
be liable under this Section 4.4 shall be reduced by the (i) net reimbursement to such party from any insurance proceeds received by the Indemnified Party in connection with the circumstances giving rise to the right of indemnification (to the extent such insurance proceeds exceed the Indemnified Party's expenses in recouping such insurance proceeds) and (ii) net tax benefit actually realized by such party (as reduced by any actual or projected tax detriment resulting from receipt of the indemnification payment) directly resulting from the Losses to which the indemnification relates.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

                  5.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the transactions contemplated by the Agreement shall be subject to the conditions that no United States, state or foreign governmental authority or other agency or commission or United States, state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary, or permanent) which is in effect and has the effect of prohibiting consummation of the transactions contemplated by this Agreement; and any filing required under U.S., state or other foreign securities laws shall have been made prior to the Closing.

                  5.2 Conditions to the Obligations of the Company. The obligation of the Company to effect the transactions contemplated by this Agreement to occur at the Closing shall be subject to the fulfillment at or prior to the Closing Date, of the following additional conditions:

                           (a) The Purchaser shall have performed its
obligations under this Agreement required to be performed by it on or prior to the Closing, pursuant to the terms hereof.

                           (b) The representations and warranties of the
Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing, as if made at and as of such date, except to the extent that any such representation or warranty is made as of a specified date in which case such representation or warranty shall have been true and correct as of such date.

                           (c) All necessary waivers, consents and approvals to
or of the transactions contemplated by this Agreement to occur at the Closing, and each agreement contemplated hereby shall have been obtained, including without limitation the approval of the Chief Scientist of the Israeli Ministry of Industry and Commerce, the Investment Center.

                  5.3 Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to effect the transactions contemplated by this Agreement to occur at the Closing shall be subject to the fulfillment at or prior to the Closing, of the following additional conditions:

                           (a) The Company shall have performed its obligations
under this Agreement required to be performed by it on or prior to the Closing, pursuant to the terms hereof.

                           (b) The representations and warranties of the Company
contained in this Agreement shall be true and correct in all material respects at and as of the Closing, as if made at and as of such date, except to the extent that any such representation or warranty is made as of a specified date in which case such representation or warranty shall have been true and correct as of such date and the Purchaser shall not have discovered any material conflict with any such representation or warranty.

                           (c) Since December 31, 1998, there shall have been no
event or occurrence which has or is likely to have a Material Adverse Effect on the Company.

                           (d) The Purchaser shall have received on or prior to
the Closing Date fully executed copies of a registration rights agreement between the Company and Purchaser, in the form of Exhibit A hereto (the "Registration Rights Agreement"), and any and all other agreements, documents, certificates or instruments contemplated by this Agreement and any of the foregoing.

                           (e) The Purchaser shall have received on or prior to
the Closing Date fully executed copies of amendments to the Warrant Agreements dated September 15, 1997 between the Company and each purchaser identified on
Schedule 1 to the Note and Warrant Purchase Agreement dated September 15, 1997 among the Company, Paradigm Geophysical Corp., a Delaware corporation, and such purchasers, as amended ("1997 Warrants"), in accordance with the term sheet attached as Exhibit B hereto ("Amendment to 1997 Warrants").

                           (f) The Purchaser shall have received on or prior to
the Closing Date fully executed copies of an amendment to the Share Purchase Agreement dated July 1, 1996 among the Company and the purchasers identified on
Schedule 1 thereto, as amended ("1996 Purchase Agreement"), in accordance with the term sheet attached as Exhibit C hereto ("Amendment to 1996 Purchase Agreement").

                           (g) The Purchaser shall have received on or prior to
the Closing Date fully executed copies of an amendment to the Share Purchase Agreement dated June 1, 1995 among the Company and the purchasers identified on
Schedule 1 thereto, as amended ("1995 Purchase Agreement"), in accordance with the term sheet attached as Exhibit D hereto ("Amendment to 1995 Purchase Agreement").

                           (h) The Purchaser shall have received on or prior to
the Closing Date a legal opinion delivered by the Company's U.S. counsel dated as of the Closing Date , in substantially the form of Exhibit E hereto.

                           (i) The Purchaser shall have received on or prior to
the Closing Date a legal opinion delivered by the Company's Israeli counsel dated as of the Closing Date, in substantially the form of Exhibit F hereto.

                           (j) The Purchaser shall have received on or prior to
the Closing Date a copy of minutes or resolutions of the Board, which shall not have been rescinded or modified, approving the issuance of the Ordinary Shares to the Purchaser in accordance with the terms and conditions of the Purchase Agreement,, and all other terms and conditions of this Agreement and all schedules and exhibits hereto, as certified by the Company's Secretary.

                           (k) The Purchaser shall havereceived on or prior to
the Closing Date a certificate of the Company's Secretary confirming the inscription of the Purchaser in the Company's register of members as the owner of the Ordinary Shares issued according to this Agreement.

                           (l) The Purchaser shall have received on or prior to
the Closing Date a copy of the share issuance form to be filed with the Company's Registrar, signed by the Company's Secretary. The Company shall have such form duly stamped and filed with the Registrar of Companies within 30 days after the Closing Date.

                           (m) The Purchaser shall have received on or prior to
the Closing Date a certificate of the Company's Chief Executive Officer or Chief Financial Officer dated the Closing Date, in substantially the form of Exhibit G hereto, certifying the satisfaction by the Company of all conditions precedent set forth in this Section 5.3.

                           (n) The Purchaser shall have received on or prior to
the Closing Date consents duly signed by 100% of the holders under each of the 1997 Warrants and the 1995 Purchase Agreement and the 1994 Warrants, and 66% of the holders under the 1996 Purchase Agreement, substantially in the form of Exhibit H hereto.

                           (o) All necessary waivers, consents and approvals to
or of the transactions contemplated by this Agreement to occur on or prior to the Closing, or each other agreement contemplated shall have been obtained on or prior to the Closing Date, including without limitation the approval of the Chief Scientist of the Israeli Ministry of Industry and Commerce, Investment Center, and, with respect to registration rights to be granted to Purchaser under the Registration Rights Agreement, the approval of certain securityholders and warrantholders of the Company holding registration rights.


                           (q) There shall have been no lawsuit, filed or
threatened, which challenges this Agreement and all transactions contemplated hereby or seeks to impose any limitation on Purchaser's purchase of the Shares.




                                   ARTICLE VI

                                  MISCELLANEOUS

                  6.1 Amendment. This Agreement may be amended by the parties hereto. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  6.2 Waiver. Any waiver of or failure to insist on strict compliance with any representation, warranty, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                  6.3 Termination. This Agreement may be terminated at any time prior to the Closing without further Board or shareholder action of either party:

                                    (i) by the mutual written consent of both
parties;

                                    (ii) by the Company or Purchaser, if the
closing conditions to the Closing have not been satisfied or waived by noon on April 30, 1999, unless the failure to satisfy such conditions is a result of any breach by such party; or

                                    (iii) by the Company or Purchaser, if it can
be demonstrated that there is a reasonable likelihood that one or more conditions to such party's obligations to be performed at the Closing cannot be satisfied.



                  6.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, sent by commercial carrier or registered or certified mail (postage prepaid, return receipt requested) or transmitted by facsimile with automated receipt confirmation to the parties at the following addresses and numbers:

                           (a)      If to Purchaser, to:

                                    Jerusalem Venture Partners
                                    1 Technology Park
                                    Malha, Jerusalem

                                    Attention:  Erel Margalit
                                    Fax No.:  (02) 697

                                    with a copy to:

                                    Tulchinsky, Stern & Co.
                                    22 Knafei Nesharim
                                    Jerusalem, 95464
                                    Attention:  Doron Stern, Adv.
                                    Fax No.:  (02) 651 3133

                                    with a copy to:

                                    Gunderson, Detttmer, Stough, Villeneuve,
                                    Franklin & Hachingan LLP
                                    22 Constitution Drive,
                                    Pallo Alto, CA, California, USA
                                    Attention: Renee F. Lanam
                                    Fax No.:     (650) 312 2800

                           (b)      If to the Company, to:

                                    Paradigm Geophysical Ltd.
                                    Merkazim Building

                                    32 Maskit Street
                                    P.O.B. 2061
                                    Herzliya B 46120, Israel
                                    Attention:  Eldad Weiss
                                    Fax No.:  011-972-9-958-9327

                                    with a copy to:

                                    Efrati, Galili & Co.
                                    6 Wissotsky Street
                                    Tel Aviv 62338
                                    Attention:  Ian Rostowsky, Adv.
                                    Fax No.:  011-972-3-601-0111

                                    with a copy to:

                                    Fulbright & Jaworski LLP
                                    666 Fifth Avenue, 31st Floor
                                    New York, New York 10103-3198
                                    Attention:  Andrew C. Freedman, Esq.
                                    Fax No.:     (212) 752-5958

                  6.5 Headings; Agreement. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The term "Agreement" for purposes of representations and warranties hereunder shall be deemed to include the exhibits hereto to be executed and delivered by a party.

                  6.6 Publicity. So long as this Agreement is in effect and except as required by law, the parties hereto shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement or the other agreements contemplated hereby without the consent of the other parties, which consent shall not be unreasonably withheld or delayed.

                  6.7 Entire Agreement. This Agreement (including all exhibits hereto) the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                  6.8 Conveyance Taxes. The Company agrees to assume liability for and to hold the Purchaser harmless against any sales, use, transfer, stamp, and value added taxes, registration, recording or other fees, and any similar taxes incurred as a result of the issuance and sale of the Shares as contemplated hereby.

                  6.9 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Purchaser shall be permitted to assign any of its rights, interests or obligations under this Agreement to any individual or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with the Purchaser (each, an "Affiliate"); provided, however, that the Purchaser shall not assign this Agreement to a company engaged in the oil and natural gas exploration or the software business.

                  6.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  6.11 Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of Israel, without reference to the conflict of laws principles thereof.

                  6.12 Third Party Beneficiaries. This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

                  6.13 Costs and Expenses. Each party will pay its own costs and expenses incurred in connection with the transactions contemplated hereby, except that, at the Closing, the Company shall pay all reasonable fees and expenses of legal counsel to Purchaser in an amount not to exceed $30,000. The Company shall also pay all stamp issuance taxes, fees of the Company's transfer agent and expenses of filing with the Israeli Registof Companies.

                  IN WITNESS WHEREOF, the Purchaser and the Company have caused this Agreement to be duly signed as of the date first written above.


                                        PARADIGM GEOPHYSICAL LTD.
                                       an Israeli corporation



                                       By: /s/ Eldad Weiss
                                         Name:
                                         Title:


                                       Jerusalem Venture Partners L.P
                                       a Delaware partnership



                                       By: /s/ Erel Margalit
                                         Name:
                                         Title:

                                       Jerusalem Venture Partners (Israel) L.P
                                       a Delaware partnership



                                       By: /s/ Erel Margalit
                                         Name:
                                         Title:

                                TABLE OF CONTENTS

                                                                          Page
ARTICLE I  THE TRANSACTIONS............................................     1
   1.1 Purchase and Sale...............................................     1
   1.2 Payment of Purchase Price.......................................     1
   1.3 The Closing.....................................................     1
ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER............     2
   2.1 Organization....................................................     2
   2.2 Authority.......................................................     2
   2.3 No Violation....................................................     2
   2.4 Securities Act Representation...................................     3
   2.5 Purchase for Investment.........................................     3
   2.6 Status of Purchaser.............................................     3
   2.7 Legends.........................................................     3
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............     3
   3.1 Corporate Organization..........................................     4
   3.2 Share Capital...................................................     4
   3.3 Share Capital of Subsidiaries...................................     4
   3.4 Newly Issued Shares.............................................     5
   3.5 Authority; Enforcement..........................................     5
   3.6 No Violation....................................................     5
   3.7 Brokers.........................................................     6
   3.8 Foreign Private Issuer..........................................     6
   3.9 Commission Reports..............................................     6
   3.10 Litigation.....................................................     6
   3.11 Disclosure.....................................................     6
   3.12 Intellectual Property and Other Tangible Assets................     6
   3.13 Industrial Company.............................................     7
   3.14 Compliance with Laws...........................................     7
   3.15 Insurance......................................................     8
   3.16 Foreign Corrupt Practices Act..................................     8
   3.17 Foreign Currency Hedging Transactions..........................     8
   3.18 Contracts......................................................     8
   3.19 Financial Statements...........................................     9
   3.20 No Undisclosed Liabilities.....................................     9
   3.21 Listing of Ordinary Shares.....................................     9
   3.22 Taxes..........................................................     9
   3.23 Certain Relationships..........................................     9
   3.24 HSR Act........................................................     9
ARTICLE IV  COVENANTS AND AGREEMENTS...................................    10
   4.1 Independent Board Member........................................    10
   4.2 Best Efforts....................................................    10
   4.3 Financial Statements............................................    10
   4.4 Indemnification.................................................    10
ARTICLE V  CONDITIONS PRECEDENT........................................    12
   5.1 Conditions to Each Party's Obligations..........................    12


                                                                           47662

   5.2 Conditions to the Obligations of the Company....................    12
   5.3 Conditions to the Obligations of the Purchaser..................    12
ARTICLE VI  MISCELLANEOUS..............................................    14
   6.1 Amendment.......................................................    14
   6.2 Waiver..........................................................    14
   6.3 Termination.....................................................    15
   6.4 Notices.........................................................    15
   6.5 Headings; Agreement.............................................    16
   6.6 Publicity.......................................................    16
   6.7 Entire Agreement................................................    16
   6.8 Conveyance Taxes................................................    16
   6.9 Assignment......................................................    16
   6.10 Counterparts...................................................    17
   6.11 Governing Law..................................................    17
   6.12 Third Party Beneficiaries......................................    17
   6.13 Costs and Expenses.............................................    17


                                                                           47662

                                    EXHIBITS

Exhibit A         Form of Registration Rights Agreement
Exhibit B         Terms of Amendment to  1997 Warrants
Exhibit C         Terms of Amendment to  1996 Purchase Agreement
Exhibit D         Terms of Amendment to  1995 Purchase Agreement
Exhibit E         Form of Legal Opinion of Company's U.S. Counsel
Exhibit F         Form of Legal Opinion of Company's Israeli Counsel
Exhibit G         Form of Closing Certificate
Exhibit H         Form of Consent


                                                                           47662

                                    EXHIBIT A

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT B

                       TERMS OF AMENDMENT TO 1997 WARRANTS


1. Amend the 1997 Warrants to permit registration rights to be granted to Purchaser as provided in the Registration Rights Agreement providing for the following:

                  (a) The holders under the 1997 Warrants (together with other holders of registration rights, the "Holders") may have piggyback registration rights on the Purchaser's demand registrations, but the Purchaser will maintain priority in case of an underwriter cutback. Therefore, the relevant section of the 1997 Warrants must be revised including without limitation the deletion of the proviso relating to the 25% floor for including Registrable Securities in case of underwriters' cutbacks.

                  (b) The Purchaser has piggyback registration rights to Holders' demand and F-3 registrations (commencing twelve months after the Closing), but Holders will maintain priority in case of an underwriter cutback..

                  (c) If Purchaser, on the one hand, and Holders, on the other hand, exercise piggyback registration rights on a Company Registration or a third party's demand registration, all are subject to a pro rata underwriter cut back based on then current shareholdings.

                                    EXHIBIT C

                  TERMS OF AMENDMENT TO 1996 PURCHASE AGREEMENT


1. Amend the definition of "IPO", defined in Section 7.9 of the 1996 Purchase Agreement, so that the Company's initial public offering of June 1998 falls within the definition.

2. Amend the 1996 Purchase Agreement to provide that the following provisions either be terminated upon the IPO (as newly defined) or amended, as the case may be:

                  (a)      Section 7 affirmative covenants:

                           (i)      Sections 7.1, 7.2, and 7.7 shall be
                                    terminated (effective as of the IPO, as
                                    newly defined) .

                           (ii) Section 7.4 (Insurance) shall be amended so that this provision is only applicable while Mr. Weiss is a full-time chief executive officer of the Company.

                           (iii) Section 7.11 (Preemptive Rights) shall be terminated.

                  (b)      Section 9 negative covenants shall be terminated.

                  (c)      Section 9A voting agreement shall be terminated.

3. Amend the 1996 Purchase Agreement to permit registration rights to be granted to Purchaser as provided in the Registration Rights Agreement providing for the following:

                  (a) The holders under the 1996 Purchase Agreement (together with other holders of registration rights, the "Holders") may have piggyback registration rights on the Purchaser's demand registrations, but the Purchaser will maintain priority in case of an underwriter cutback. Therefore, Section 8.2 of the 1996 Purchase Agreement must be revised including without limitation the deletion of the proviso relating to the 25% floor for including Registrable Securities in case of underwriters' cutbacks.

                  (b) The Purchaser have piggyback registration rights to Holders' demand and F-3 registrations (commencing twelve months after the Closing), but Holders will maintain priority in case of an underwriter cutback. Therefore, Section 8.3 must be amended.

                  (c) If Purchaser, on the one hand , and Holders, on the other hand, exercise piggyback registration rights on a Company Registration or a third party's demand registration, all are subject to a pro rata underwriter cut back based on then current shareholdings.

                                    EXHIBIT D

                  TERMS OF AMENDMENT TO 1995 PURCHASE AGREEMENT

1. Amend the 1995 Purchase Agreement to provide that the following provisions either be terminated upon a public offering or amended, as the case may be:

                  (a)      Section 7 affirmative covenants:

                           (i) Section 7.4 (Insurance) shall be amended so that this provision is only applicable while Mr. Weiss is a full-time chief executive officer of the Company.

                           (ii)     Section 7.7 shall be terminated .

                           (iii) Section 7.11 (Preemptive Rights) shall be terminated.

                  (b)      Section 9 negative covenants shall bterminated.

2. Amend the 1995 Purchase Agreement to permit registration rights to be granted to Purchaser as provided in the Registration Rights Agreement providing for the following:

                  (a) The holders under the 1995 Purchase Agreement (together with other holders of registration rights, the "Holders") may have piggyback registration rights on the Purchaser's and Other Investor's demand registrations, but the Purchaser will maintain priority in case of an underwriter cutback. Therefore, Section 8.2 of the 1995 Purchase Agreement must be revised including without limitation the deletion of the proviso relating to the 25% floor for including Registrable Securities in case of underwriters' cutbacks.

                  (b) The Purchaser has piggyback registration rights to Holders' demand and F-3 registrations (commencing twelve months after the Closing), but Holders will maintain priority in case of an underwriter cutback. Therefore, Section 8.3 must be amended.

                  (c) If Purchaser, on the one hand, and Holders, on the other hand, exercise piggyback registration rights on a Company Registration or a third party's demand registration, all are subject to a pro rata underwriter cut back based on then current shareholdings.

                                    EXHIBIT G


                           FORM OF CLOSING CERTIFICATE

                               CLOSING CERTIFICATE
                            PARADIGM GEOPHYSICAL LTD.


         This Closing Certificate is delivered in connection with that certain Share Purchase Agreement dated March 12, 1999 (the "Agreement"), between Paradigm Geophysical Ltd. (the "Company") and Jerusalem Pacific Ventures L.P and Jerusalem Pacific Ventures (Israel) L.P . (collectively the "Purchaser"). Capitalized terms defined in the Agreement and not otherwise defined herein are used herein as defined therein.

         I, _______________, do hereby certify that I am the duly elected and qualified [Chief Executive Officer] [Chief Financial Officer] of the Company and that:

         1. The Company has performed its obligations under the Agreement required to be performed by it on or prior to the date hereof pursuant to the terms of the Agreement.

         2. The representations and warranties of the Company contained in the Agreement are true and correct in all material respects at and as of the date hereof as if made at and as of the date hereof, except to the extent that any such representation or warranty is made as of a specified date in which case such representation or warranty is or was true and correct as of such date.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Company as of this ____ day of __________, 1999.


                                   ___________________________________

                                   Name:    __________________________

                                   Title:   __________________________

                                    EXHIBIT H


                                 FORM OF CONSENT


[Name and address of shareholder or warrantholder]

         Re:      Your Consent to Certain Transactions

         Paradigm Geophysical Ltd. (the "Company") plans on consummating an investment by Jerusalem Venture Partners L.P and Jerusalem Venture Partners (Israel) L.P (collectively the "Purchaser") of $5,000,000 in consideration for the Company's Ordinary Shares (the "Investment").

         As a condition to the Investment, your consent to (i) a proposed registration rights agreement between the Company and Purchaser, attached hereto as Annex A (the "Registration Rights Agreement"), and (ii) an amendment to [name of relevant purchase or warrant agreement], attached hereto as Annex B (the "Amendment"), is required.

         Consequently, we request your consent to the above-mentioned Registration Rights Agreement and Amendment. To indicate your consent, please sign where indicated below and sign the Amendment in the appropriate place indicated therein. Then, please return this letter (with your signature) and the Amendment (with your signature) as soon as possible but, in any event, not later than _______________.


                                            Very truly yours,



                                            Eldad Weiss
                                            Chief Executive Officer

AGREED AND CONSENTED TO:


By:      __________________________
Name:    __________________________
Title:   __________________________